UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2009

ALICO, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA	0-261	59-0906081
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

POST OFFICE BOX 338, LA BELLE, FLORIDA	33975
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (863) 675-2966

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

This is an amendment to the Form 8-K inadvertently prematurely filed by the Company on March 31, 2009 without exhibits attached. This Amendment contains the referenced exhibits.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

On March 30, 2009, the Company modified its $125 million Revolving Line of Credit (RLOC) with Farm Credit of Southwest Florida. to reduce the total availability of funds from $125 million to $75 million. Additionally, several covenants were modified as follows: a) the covenant requiring the Company to maintain stockholder equity of at least $110 million was eliminated in its entirety b) the minimum current ratio was increased from 2:0 to 1 to 2:5 to 1 c) the fixed charge coverage ratio was replaced by a debt coverage ratio requiring the Company to maintain a debt coverage of not less than 1.10 to 1 on a rolling four quarter basis.

The maturity date of the RLOC was extended from August 1, 2010 to August 1, 2011. The interest rate index was changed from 3 month LIBOR to 1 month LIBOR, and the interest rate spreads increased by 100 basis points. The Company also pledged an additional 10,000 acres of real estate in Hendry County, Florida.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

The following exhibits are included with this Report:

Exhibit (10)	(1)	Copy of Fifth Amendment To Amended And Restated Loan Agreement dated March 30, 2009.

	(2)	Copy of Sixth amendment To Loan Agreement (19,000,000 Secured Term) dated March 30, 2009.

	(3)	Copy of Fourth Mortgage Modification (Recorded Hendry County Florida) dated March 30, 2009.

	(4)	Copy Of Amended And Restated RLOC Note (Reduced From $125,000,000.00 to $75,000,000.00) dated March 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: April 1, 2008	By:	/s/ Steve Smith
Steve Smith
President and Principal Executive Officer

EXHIBIT INDEX

Exhibit 10	(1)	Copy of Fifth Amendment To Amended And Restated Loan Agreement dated March 30, 2009.

	(2)	Copy of Sixth amendment To Loan Agreement (19,000,000 Secured Term) dated March 30, 2009

	(3)	Copy of Fourth Mortgage Modification (Recorded Hendry County Florida) dated March 30, 2009

	(4)	Copy Of Amended And Restated RLOC Note (Reduced From $125,000,000.00 to $75,000,000.00) dated March 30, 2009

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